SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2005

ICT Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29805	13-4070586
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

181 Westchester Avenue, Port Chester, New York, New York 10573

(Address of principal executive offices)

Registrant’s telephone number, including area code: (914) 937-3900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 27, 2005, Cheng G. Cheng was elected by the board of directors of ICT Technologies, Inc. (the “Company”) to serve as its President, until the next annual meeting of the board of directors and his successor is duly appointed and qualified. Mr. Cheng was also elected to the board of directors of the Company, to serve until his successor is duly appointed or elected.

From May 2004 to April 2005, Mr. Cheng served as the head of international business development for the mobile handset division of Giga-Byte Communications Inc (“GBC”), a wholly-owned subsidiary of Giga-Byte Technology Company Limited, a Taiwan-based manufacturer of computer hardware, parts, components and peripherals. In March 2005, the Company’s wholly-owned subsidiary Europhone USA, Inc. entered into an agreement with GBC to distribute GBC’s handset products throughout Europe. From April 2003 to April 2004, Mr. Cheng was a Special Assistant to the President of Communications SBG, a Division of Lite-On Technology Inc. in Taiwan. As a special assistant, Mr. Cheng served as the head of international business development for the mobile handset operations of the company. Mr. Cheng was the founder, in July 1999, of Metron Communications Corporation, a company in the field of wireless cellular data communications. From its founding until December 2001, Mr. Cheng served as Metron’s CEO and President. Prior to founding Metron, Mr. Cheng held various positions with Symmetry Communications Systems, Alpha Telecom Inc. and AT&T Corp. Bell Laboratories. Mr. Cheng holds a Master of Science degree from the University of Minnesota and a Master of Science in Computer Science from the New York Institute of Technology.

On September 27, 2005, the board of directors also elected Paul Kotrotsios and Georgia Dumas to the Company’s board of directors, to serve until their respective successors are duly appointed or elected. Mr. Kotrotsios and Ms. Dumas were also each named to the Company’s newly-created audit committee and compensation committee of the board of directors.

Mr. Kotrotsios is the founder and publisher of the Hellenic News of America, a monthly Greek-American publication, which he began in September 1987. Mr. Kotrotsios is also the founder and president of Ethno Communications, Inc., a communications consulting company that he began in 1988. From 1992 until the present time, Mr. Kotrotsios has served as the founder and president of Hermes Expo International, an annual trade show devoted to the Greek and American business worlds. Mr. Kotrotsios is the Vice President, Director of Public Relations and Executive Secretary of The Hellenic American National Counsel, an organization of Hellenic American federations in the United States and Canada, of which he was a founding member in 1984. Mr. Kotrotsios holds a Bachelor of Science degree in Economics from the Graduate Industrial School of Thessaloniki, University of Thessaloniki, Greece, and a Masters in Business Administration from Saint Joseph’s University Philadelphia, Pennsylvania.

Ms. Dumas has served as the director of operations for Globe Star LLC, a media company, since August 1999. From May 1997 to the present time, Ms. Dumas has also served as publisher of Metropolis Magazine, an entertainment magazine. From August 1996 to August 1999, Ms. Dumas was the General Manager, Greek Service Department, of the Sky View World Media Group, a media company. Prior to those positions, Ms. Dumas worked in the sales and advertising fields. Ms. Dumas holds a Bachelor of Science degree in International Marketing and Economics from William Paterson University and a Masters degree from New York University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICT TECHNOLOGIES, INC.

Dated: October 5, 2005	By: /s/ Vasilios Koutsobinas
	Name:	Vasilios Koutsobinas
	Title:	Chairman & Chief Executive Officer